                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
31, 2003,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variflex Separate Account (Variflex), included in Post-Effective Amendment No. 6 to the Registration  Statement under the Securities Act of 1933 (No.  333-36529)
and  Post-Effective  Amendment  No. 7 to the  Registration  Statement  under the
Investment  Company  Act of 1940  (No.  811-3957)  on Form  N-4 and the  related
Statement of Additional  Information  accompanying the Prospectus of Variflex ES
Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2003